UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 8, 2009

____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
 (Registrant’s telephone
number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Restructuring

On May 4, 2009, the board of directors (the “Board”) of Ironclad Performance Wear Corporation (the “Company”) elected Scott Jarus, the Company’s Executive Chairman, to the positions of Interim Chief Executive Officer and Principal Executive Officer.  Eduard Jaeger, the Company’s founder, will serve as the Company’s Chief Marketing Officer.  In addition, Tom Kreig was named Senior Vice President, Finance and shall continue in his capacity as Principal Accounting Officer.

Mr. Jarus has served as a member of the Board since May 18, 2006.  In September 2008 the Board appointed Mr. Jarus to the position of Executive Chairman.  Mr. Jarus also serves as Chief Executive Officer of Cognition Technologies, Inc., an early-stage company located in Culver City, CA, which is a developer of a revolutionary semantic natural language processing technology.  From 2001 to 2005, Mr. Jarus was President and principal executive officer of j2 Global Communications, Inc. (NASDAQ: JCOM), a provider of outsourced, value-added messaging and communications services to individuals and companies throughout the world.  Before joining j2 Global Communications, Inc., from 1998 to 2001, Mr. Jarus was President and Chief Operating Officer for OnSite Access, a provider of building-centric integrated communications services.  Mr. Jarus has 27 years of management experience in the telecommunications industry and has served in various senior  and executive management positions.  He currently serves on the board of directors of various other companies, none of which compete with or are in the same industry as Ironclad.  In 2005, Mr. Jarus was named National Entrepreneur of the Year for Media/Entertainment/Communications by Ernst & Young (and Los Angeles Entrepreneur of the Year for Technology in 2004).  Mr. Jarus received his Bachelor of Arts degree in Psychology and a Master of Business Administration degree from the University of Kansas in 1982.

Option Re-Pricing Plan

On May 4, 2009, the Board adopted an option re-pricing program (the “Program”). Pursuant to the terms of the Program all issued and outstanding options under the Company’s 2000 Stock Incentive Plan and 2006 Stock Incentive Plan would be re-priced at $0.09 per share, which represents an amount equal to $0.02 above the average closing price of the Company’s common stock over the prior 30-day period.  Under the Program, an aggregate of 5,401,141 options with prices ranging from $0.06 to $1.05 will be re-priced.  In connection with its decision to adopt the Program, the Company engaged an independent valuation firm to determine the expense to be incurred under Statement of Financial Accounting Standards No. 123 (“FAS 123(R)”) over the remaining life of the options, utilizing the Black-Sholes pricing model.  The Company, in consultation with valuation firm determined that total expense to be incurred by the Company under FAS 123(R) will be an aggregate of $2,022 beginning in 2009 and ending in 2011.

2009 Profit Sharing Plan

On May 4, 2009, the Board also established the 2009 Profit Sharing Plan (the “Plan”) for its management and eligible employees, including its named executive officers.  Under the terms of the Plan, which is effective only for fiscal year 2009, the Company will contribute the following amounts to a profit sharing pool if the Company achieves at least 95% of the originally forecasted Net Sales for 2009: (i) $100,000 if Earnings Before Interest and Taxes (“EBIT”)  for fiscal year 2009 is zero or greater (positive); plus (ii) 50% of positive EBIT for every dollar above EBIT break-even up to $100,000 of EBIT, plus 25% of positive EBIT for every dollar between $100,001 and $500,000, plus 10% of positive EBIT for every dollar greater than $500,001.

The Plan will be administered by the Compensation Committee of the Board and allocation of the profit sharing pool will be determined by the Board in its sole discretion based upon recommendations by the Compensation Committee.  Allocation will be based upon a number of factors, including, but not limited to: (i) individual contribution to the attainment of the EBIT goals; (ii) extraordinary individual performance; and (iii) successful participation as a member of the Ironclad team.

The Plan is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

	Exhibit Number	Description

	10.1	Ironclad Performance Wear 2009 Profit Sharing Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: May 8, 2009	By:	/s/ Scott Jarus
Scott Jarus,
(Interim) Chief Executive Officer

Exhibit
Number	Description

10.1	Ironclad Performance Wear Corporation 2009 Profit Sharing Plan